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                                                                    Exhibit 23.2

                      Law Office of William B. Haseltine
                                Attorney at Law
                          604 North Greenbrier Street
                           Arlington, Virginia 22203
                                 (703) 276 1919



July 27, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  eConnect - Form SB-2

Dear Sir/Madame:

     I have acted as counsel to eConnect, a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 168,809,657 shares of its common stock ("Shares"), $0.001 par value per Share, 33,809,657 of which are to be offered by selling shareholders of the Company.

     I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.


     /s/ William B. Haseltine
     ------------------------
     William B. Haseltine